                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87247, 333-87171 and 333-75909) and Form S-8
(Nos. 333-87567, 333-87943 and 033-35318) of Netegrity, Inc. of our reports dated March 14, 2000, except as to the information presented in Note A, which is as of July 25, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K/A.





                                                PricewaterhouseCoopers LLP



July 25, 2000
Boston, Massachusetts